As filed with the Securities and Exchange Commission on November 12, 2014

Registration No. 333-109324

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE

AMENDMENT TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BROWN & BROWN, INC.

(Exact name of registrant as specified in its charter)

FLORIDA	59-0864469
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

220 SOUTH RIDGEWOOD AVENUE, DAYTONA BEACH, FLORIDA	32114
(Address of Principal Executive Offices)	(Zip Code)

BROWN & BROWN, INC. PERFORMANCE STOCK PLAN

(f/k/a BROWN & BROWN, INC. STOCK PERFORMANCE PLAN)

(Full title of the plan)

ROBERT W. LLOYD, ESQ.

Executive Vice President and General Counsel

BROWN & BROWN, INC.

220 S. Ridgewood Avenue

Daytona Beach, Florida 32114

(Name and address of agent for service)

(386) 239-5752

(Telephone number, including area code, of agent for service)

Copies of all communications to:

CHESTER E. BACHELLER, ESQ.

HOLLAND & KNIGHT LLP

100 North Tampa Street, Suite 4100

Tampa, Florida 33602

(813) 227-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered (1)	Amount to be registered (1)	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee (1)
Common Stock Par Value—$0.10 per share registered under the Brown & Brown, Inc. Performance Stock Plan, formerly known as the Brown & Brown, Inc. Stock Performance Plan	N/A	N/A	N/A	N/A

(1)	This Amendment is filed to deregister 8,664,843 shares originally registered for issuance under the Brown & Brown, Inc. Performance Stock Plan, formerly known as the Brown & Brown, Inc. Stock Performance Plan, on the Registration Statement on Form S-8 (Registration No. 333-109324).

POST-EFFECTIVE AMENDMENT

The purpose of this Post-Effective Amendment to Registration Statement on Form S-8 (Registration No. 333-109324) is to deregister 8,664,843 shares of Brown & Brown, Inc. common stock, par value $0.10 per share (the “Common Stock”), registered for issuance pursuant to the Brown & Brown, Inc. Performance Stock Plan, formerly known as the Brown & Brown, Inc. Stock Performance Plan (the “Plan”). As of December 31, 2013: (a) 5,953,543 shares of Common Stock registered under the Registration Statement on Form S-8 had not been issued under the Plan and were thus not subject to currently outstanding options and (b) 2,711,300 shares of Common Stock registered under the Registration Statement on Form S-8 had expired, terminated, been canceled or been forfeited and were thus not subject to currently outstanding options. This sum of 8,664,843 shares of Common Stock not subject to currently outstanding options under the Plan are hereby deregistered.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

As there are no securities being registered herein, the sole purpose being to deregister, the disclosure requirements under the Securities Act of 1933, as amended, and the requirements for exhibits under Regulation S-K Item 601 are inapplicable to this filing.

ITEM 8.	EXHIBITS.

The Exhibits required to be filed as part of this Registration Statement are listed in the attached Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on November 12, 2014.

BROWN & BROWN, INC.

By:	*
J. Powell Brown
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on November 12, 2014.

Signature	Title

*	President and Chief Executive Officer (Principal Executive Officer), Director
J. Powell Brown

/s/ R. Andrew Watts	Executive Vice President, Treasurer and Chief Financial Officer (Principal Financial and Accounting Officer)
R. Andrew Watts

*	Chairman, Director
J. Hyatt Brown

Signature	Title

*	Director
Samuel P. Bell, III

*	Director
Hugh M. Brown

*	Director
Bradley Currey, Jr.

*	Director
Theodore J. Hoepner

*	Director
James S. Hunt

*	Director
Toni Jennings

*	Director
Timothy R.M. Main

*	Director
H. Palmer Proctor, Jr.

*	Director
Wendell S. Reilly

*	Director
Chilton D. Varner

*By:	/S/ LAUREL L. GRAMMIG
Laurel L. Grammig
Attorney-In-Fact

EXHIBIT INDEX

Exhibit Number	Description

24.1	Powers of Attorney.